Exhibit 99.1
NEWS RELEASE
THE HARTFORD REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS
•	Third quarter core earnings* of $33 million or $0.05 per diluted share, including previously disclosed deferred acquisition cost (DAC) unlock and catastrophe losses
•	Net income of $0 million, or $(0.02) per diluted share, including DAC unlock charge of $516 million
•	Current accident year catastrophe losses of $134 million after tax
•	P&C Commercial written premiums increased 7%
•	Book value per diluted common share increased 11% to $46.72 compared with September 30, 2010
HARTFORD, Conn., November 2, 2011 — The Hartford (NYSE:HIG) reported third quarter 2011 net income of $0 million, or $(0.02) per diluted share. Third quarter 2010 net income was $666 million, or $1.34 per diluted share.
Third quarter 2011 core earnings were $33 million, or $0.05 per diluted share. In the third quarter of 2010, core earnings were $705 million, or $1.42 per diluted share. Weighted average diluted shares outstanding were 473.4 million in the third quarter of 2011 compared with 495.3 million in the third quarter of 2010.
“In the third quarter, the industry faced a combination of capital markets volatility and significant catastrophe claims,” said The Hartford’s Chairman, President and CEO Liam E. McGee. “These conditions were a good test for the improvements we have made throughout the organization, particularly in enterprise risk management. Despite the challenges, the underlying performance of the businesses was good, the investment portfolio held up well, and our capital position remained strong.
“We are using all the levers we control to improve profitability and help offset the impact of lower investment yields. These include pricing actions and creating a more efficient operating model across the businesses. We are encouraged by the continued momentum in renewal written price increases in P&C Commercial. In Wealth Management, we are diversifying product offerings and distribution channels to drive profitability,” added McGee.

THIRD QUARTER 2011 FINANCIAL RESULTS

	Three Months Ended
	Sept. 30,	Sept. 30,
($ in millions, except per share data)	2011	2010	Change
Net income	$0	$666	(100%)
Net income (loss) available to common shareholders per diluted share	$(0.02)	$1.34	NM
Core earnings	$33	$705	(95%)
Core earnings available to common shareholders per diluted share*	$0.05	$1.42	(96%)
Book value per diluted common share	$46.72	$42.11	11%
Book value per diluted common share (ex. accumulated other comprehensive income (AOCI))*	$44.54	$41.72	7%
The Hartford defines increases or decreases greater than or equity to 200% or changes from a net gain to a net loss position, or vice versa, as “NM” or “not meaningful.”
The third quarter of 2011 included the following items that reduced both core earnings and net income by $408 million and $697 million, respectively:
•	A negative DAC unlock charge of $227 million after tax, included in core earnings. This charge includes the company’s annual assumptions review and the impact of lower estimated future gross profits due to lower account values resulting from the decline in global equity market values. The DAC unlock charge reduced net income by $516 million after tax;
•	Current accident year catastrophe losses of $134 million after tax, or 8.3 points on the property and casualty combined ratio for P&C Commercial and Consumer Markets;
•	Reestimation of current accident year losses in Commercial Markets of $31 million after tax, or 3.0 points on the P&C Commercial combined ratio;
•	A $14 million after-tax charge related to assessments in connection with the liquidation of Executive Life Insurance Company of New York; and
•	Prior year reserve strengthening of $2 million after tax, including a $12 million after-tax charge due to environmental reserve strengthening resulting from the company’s annual review of its legacy environmental liabilities.

COMMERCIAL MARKETS
Third Quarter 2011 Highlights:
•	P&C Commercial written premiums increased 7% from the third quarter of 2010, reflecting renewal written price increases, strong retention and increased exposures;
•	P&C Commercial combined ratio of 99.4% included 3.0 points for reestimation of current accident losses for the first half of 2011; and
•	Group Benefits loss ratio of 80.1% compared with 77.1% in the third quarter of 2010, reflecting less favorable life mortality and continued elevated disability claims incidence.

	Three Months Ended
P&C COMMERCIAL	Sept. 30,	Sept. 30,
($ in millions)	2011	2010	Change
Written premiums	$1,551	$1,447	7%
Combined ratio[1]	99.4%	92.2%	(7.2)

[1]	Excludes catastrophes and prior year development*

	Three Months Ended
GROUP BENEFITS	Sept. 30,	Sept. 30,
($ in millions)	2011	2010	Change
Fully insured premiums[2]	$1,000	$1,043	(4%)
Loss ratio[2]	80.1%	77.1%	3.0

[2]	Excludes buyout premiums
Commercial Markets net income was $77 million in the third quarter of 2011 compared with $352 million in the third quarter of 2010. Core earnings for the division were $106 million in the third quarter of 2011 compared with $338 million in the third quarter of 2010.
P&C Commercial core earnings totaled $86 million in the third quarter of 2011, down from $294 million in the third quarter of 2010 as a result of higher catastrophe losses, reduced favorable prior accident year development and higher current accident year loss costs. Catastrophe losses in the current quarter totaled $93 million before tax, or 6.0 points on the P&C Commercial combined ratio, compared with $13 million before tax, or 0.9 points, in the third quarter of 2010. This quarter’s catastrophe losses included $57 million before tax, resulting from Hurricane Irene. Prior accident year development declined from a favorable $118 million before tax in the third quarter of 2010 to $9 million before tax in the third quarter of 2011.
Excluding catastrophes and prior year development, the combined ratio was 99.4% in the third quarter of 2011, up from 92.2% in the third quarter of 2010. The increase in the third quarter of 2011 combined ratio reflects higher loss costs, including higher non-cat property losses and adverse current accident year development related to the first half of 2011 of $47 million before tax, or 3.0 points on the combined ratio, principally due to increased frequency trends in workers’ compensation.

Group Benefits core earnings in the third quarter of 2011 were $20 million compared with $44 million in the third quarter of 2010, reflecting sustained elevated group disability claims and less favorable life mortality. Fully insured premium of $1.0 billion declined 4% from the third quarter of 2010, as a result of the competitive market environment, continued soft employment conditions and the company’s efforts to increase pricing. The loss ratio was 80.1% in the third quarter of 2011 compared with 77.1% in the third quarter of 2010 due to an increase in the group life loss ratio resulting from less favorable and continued elevated disability incidence levels in the current year third quarter.
CONSUMER MARKETS
Third Quarter 2011 Highlights:
•	New business premiums increased by 8% in auto as a result of improved direct marketing responses and policy conversions in AARP;
•	Policy retention for auto improved 1 point to 83%, reflecting moderating renewal written price increases of 4% in the third quarter of 2011 compared with 8% in the third quarter of 2010; and
•	Announced new affinity partnership with the National Wildlife Federation, an organization with over 4 million members, partners and supporters, resulting in a marketing base of more than 10 million new affinity members generated over the past twelve months.

	Three Months Ended
CONSUMER MARKETS	Sept. 30,	Sept. 30,
($ in millions)	2011	2010	Change
Written premiums	$964	$1,014	(5%)
Combined ratio[1]	95.6%	93.3%	(2.3)

[1]	Excludes catastrophes and prior year development*
Consumer Markets reported a net loss of $16 million in the third quarter of 2011 compared with net income of $70 million in the third quarter of 2010. Core losses were $10 million in the third quarter of 2011 compared with core earnings of $69 million in the third quarter of 2010. The third quarter of 2011 included current accident year catastrophe losses of $113 million before tax, or 12.2 points on the combined ratio, compared with $42 million, or 4.3 points, in the third quarter of 2010. Favorable prior accident year reserve development was $9 million, before tax in the third quarter of 2011, down from a favorable $34 million before tax in the third quarter of 2010.
Excluding catastrophes and prior year development, the combined ratio for Consumer Markets was 95.6% in the third quarter of 2011, up from 93.3% in the third quarter of 2010, largely due to the impact of non-catastrophe weather-related claims.

WEALTH MANAGEMENT
Third Quarter 2011 Highlights:
•	Individual Life sales increased 9% in the third quarter of 2011 and 12% in the first nine months of 2011 compared with the third quarter and nine months of 2010, respectively, due to expanded distribution channels;
•	Retirement Plans deposits rose 22% in the quarter and 13% year-to-date compared with the third quarter of 2010 reflecting stronger 401(k) flows; and
•	Assets under management were $277.7 billion as of September 30, 2011, 7% lower than in the third quarter of 2010, reflecting net outflows in Global Annuity and Mutual Funds, as well as the impact of the decline in global equity market levels on assets under management during the quarter.

WEALTH MANAGEMENT	Sept. 30,	Sept. 30,
($ in billions)	2011	2010	Change
Assets Under Management as of:
Global Annuity	$132.9	$149.1	(11%)
Non-Proprietary Mutual Funds	47.3	51.7	(9%)
Retirement Plans	49.7	49.3	1%
Life Insurance	47.8	47.3	1%

Total	$277.7	$297.4	(7%)

Wealth Management net income was $38 million in the third quarter of 2011 compared with $320 million in the third quarter of 2010. The DAC unlock in the third quarter of 2011, which included the annual assumptions update, resulted in a $516 million charge after tax to net income compared with a $193 million benefit after tax in the third quarter of 2010. The charge in the third quarter of 2011 reflected the impact of lower estimated future gross profits, due to the decline in account values resulting from lower global equity market levels as of September 30, 2011 and the impact of Japan hedging costs on estimated future gross profits, as well as the update of policyholder behavior and other assumptions changes. The impact of the DAC unlock charge on core earnings was $227 million.
Core earnings for the third quarter of 2011 were $11 million compared with $402 million in the third quarter of 2010. Core earnings, excluding the DAC unlock*, increased slightly in the third quarter of 2011 to $238 million compared with $233 million in the third quarter of 2010. Results for the third quarter of 2011 also include a $14 million charge, after tax, for assessments in connection with the liquidation of Executive Life Insurance Company of New York.

Total assets under management in Wealth Management at September 30, 2011 declined 7% compared with September 30, 2010 due to surrenders in Global Annuity, net outflows in Mutual Funds, and the decline in global equity market levels. Strong sales and deposits in Life Insurance and Retirement Plans, which increased 9% and 22%, respectively, in third quarter of 2011, helped offset the decline in assets under management.
INVESTMENTS
Third Quarter 2011 Highlights:
•	Net investment income, excluding trading securities, decreased 1% in the third quarter of 2011 compared with the third quarter of 2010;
•	Net impairment losses totaled $60 million before tax; and
•	Net unrealized gains after tax were $1.6 billion as of September 30, 2011.
Net investment income, excluding trading securities, was $1.1 billion in the third quarter of 2011, a 1% decline compared with the third quarter of 2010. Net investment income declined as a result of lower portfolio yields, consistent with market trends. Annualized returns on limited partnerships and other alternative investments were 13% in the third quarter of 2011 compared with 12% in the third quarter of 2010.
The net unrealized gain after tax on the investment portfolio increased by $789 million from September 30, 2010 to September 30, 2011, primarily due to lower interest rates. Total invested assets, excluding trading securities, were $105.4 billion as of September 30, 2011, up 4% compared with $101.1 billion at September 30, 2010.
CORPORATE AND OTHER
The Corporate and Other segment net loss for the third quarter of 2011 was $99 million compared with a net loss of $76 million in the third quarter of 2010. Core losses were $74 million, down from core losses of $104 million in the third quarter of 2010. In the third quarter 2011, the company completed its annual review of its legacy environmental liabilities, resulting in a reserve charge of $12 million after tax compared with a reserve charge of $40 million after tax in the third quarter of 2010.
SHAREHOLDERS’ EQUITY
The Hartford’s shareholders’ equity rose 9% at September 30, 2011 to $22.8 billion compared with $20.9 billion at September 30, 2010. Book value per diluted common share, which includes the dilutive effect of derivative securities such as the company’s outstanding warrants and mandatory convertible preferred stock, was $46.72 at September 30, 2011, an increase of 11% compared with $42.11 at September 30, 2010. The improvement in shareholders’ equity and book value per diluted common share reflects the company’s net income of $1.2 billion over the past 12 months and the increase in AOCI of $871 million, which were partially offset by dividends paid and other items during the past year. Excluding AOCI, book value per diluted common share was $44.54 at September 30, 2011, an increase of 7% from the $41.72 at September 30, 2010.

CONFERENCE CALL
The Hartford will discuss its third quarter of 2011 results in a conference call on Thursday, November 3 at 9 a.m. EDT. The call, along with a slide presentation, can be accessed live or as a replay through the investor relations section of The Hartford’s website at www.ir.thehartford.com. The slide presentation will be posted on The Hartford’s website at 8:30 a.m. EDT on November 3.
More detailed financial information can be found in The Hartford’s Investor Financial Supplement for the third quarter of 2011 and in the company’s Form 10-Q for the quarter ended September 30, 2011, which are also available at www.ir.thehartford.com.
*Denotes financial measures not calculated based on generally accepted accounting principles (“non-GAAP”). More information is provided in the Discussion of Non-GAAP Financial Measures section below.
ABOUT THE HARTFORD
The Hartford Financial Services Group Inc. (NYSE: HIG) is a leading provider of insurance and wealth management services for millions of consumers and businesses worldwide. The Hartford is consistently recognized for its superior service and as one of the world’s most ethical companies. More information on the company and its financial performance is available at www.thehartford.com.
HIG-F

Media Contact:	Investor Contact:

Dave Snowden	Sabra Purtill
860-547-3397	860-547-8691
david.snowden@thehartford.com	sabra.purtill@thehartford.com

Ryan Greenier
860-547-8844
ryan.greenier@thehartford.com

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
INCOME STATEMENTS BY DIVISION
($ in millions)
Three months ended September 30, 2011

	Commercial	Consumer	Wealth	Corporate &
	Markets	Markets	Management	Other	Consolidated

Earned premiums	$2,553	$930	$35	$—	$3,518
Fee income	16	—	1,121	55	1,192
Net investment income (loss)
Securities available-for-sale and other	319	46	659	38	1,062
Equity securities held for trading [1]	—	—	(1,890)	—	(1,890)

Total net investment income (loss)	319	46	(1,231)	38	(828)
Other revenues	28	35	—	—	63
Net realized capital gains (losses)	(45)	(10)	686	(56)	635

Total revenues	2,871	1,001	611	37	4,520

Benefits, losses, and loss adjustment expenses	1,983	767	1,241	15	4,006
Benefits, losses, and loss adjustment expenses — returns credited on International variable annuities [1]	—	—	(1,889)	—	(1,889)
Amortization of deferred policy acquisition costs	354	159	807	—	1,320
Insurance operating costs and other expenses	451	106	440	62	1,059
Interest expense	—	—	—	128	128

Total benefits and expenses	2,788	1,032	599	205	4,624

Income (loss) from continuing operations before income taxes	83	(31)	12	(168)	(104)
Income tax expense (benefit)	4	(15)	(26)	(64)	(101)

Income (loss) from continuing operations	79	(16)	38	(104)	(3)
Income(loss) from discontinued operations, net of tax	(2)	—	—	5	3

Net income (loss)	77	(16)	38	(99)	—
Less: Income (loss )from discontinued operations, net of tax	(2)	—	—	5	3
Less: Net realized gains (losses), net of tax and DAC, excluded from core earnings	(27)	(6)	27	(30)	(36)

Core earnings (loss)	$106	$(10)	$11	$(74)	$33

Three months ended September 30, 2010

	Commercial	Consumer	Wealth	Corporate &
	Markets	Markets	Management	Other	Consolidated

Earned premiums	$2,482	$985	$45	$1	$3,513
Fee income	15	—	1,103	46	1,164
Net investment income
Securities available-for-sale and other	333	46	649	45	1,073
Equity securities held for trading [1]	—	—	1,043	—	1,043

Total net investment income	333	46	1,692	45	2,116
Other revenues	26	40	—	—	66
Net realized capital gains (losses)	4	1	(309)	47	(257)

Total revenues	2,860	1,072	2,531	139	6,602

Benefits, losses, and loss adjustment expenses	1,599	689	685	64	3,037
Benefits, losses, and loss adjustment expenses — returns credited on International variable annuities [1]	—	—	1,043	—	1,043
Amortization of deferred policy acquisition costs	353	167	(89)	—	431
Insurance operating costs and other expenses	427	118	442	59	1,046
Interest expense	—	—	—	128	128

Total benefits and expenses	2,379	974	2,081	251	5,685

Income (loss) from continuing operations before income taxes	481	98	450	(112)	917
Income tax expense (benefit)	136	28	127	(39)	252

Income (loss) from continuing operations	345	70	323	(73)	665
Income (loss) from discontinued operations, net of tax	7	—	(3)	(3)	1

Net income (loss)	352	70	320	(76)	666
Less: Income (loss) from discontinued operations, net of tax	7	—	(3)	(3)	1
Less: Net realized gains (losses), net of tax and DAC, excluded from core earnings	7	1	(79)	31	(40)

Core earnings (loss)	$338	$69	$402	$(104)	$705

[1]	Includes investment income and mark-to-market effects of equity securities, trading, supporting the international variable annuity business, which are classified in net investment income with corresponding amounts credited to policyholders within benefits, losses and loss adjustment expenses.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
RESULTS BY SEGMENT
($ in millions, except per share data)

	THREE MONTHS ENDED
	Sept. 30,	Sept. 30,
	2011	2010	Change

Property & Casualty Commercial	$86	$294	(71%)
Group Benefits	20	44	(55%)

Commercial Markets core earnings	106	338	(69%)

Consumer Markets core earnings (losses)	(10)	69	NM

Global Annuity	146	146	—
Life Insurance	56	57	(2%)
Retirement Plans	12	10	20%
Mutual Funds	24	20	20%

Wealth Management core earnings, Excluding DAC unlock	238	233	2%
DAC unlock	(227)	169	NM

Wealth Management core earnings	11	402	(97%)

Corporate and Other core losses	(74)	(104)	29%

Core earnings	33	705	(95%)
Add: Net realized capital losses, net of Tax and DAC, excluded from core earnings	(36)	(40)	10%
Add: Income from discontinued operations	3	1	NM

Net Income	$—	$666	(100%)

PER DILUTED COMMON SHARE DATA:

Core earnings	$0.05	$1.42	(96%)
Add: Net realized capital losses, net of tax and DAC, excluded from core earnings	(0.08)	(0.08)	—
Add: Income from discontinued operations	0.01	—	100%

Net income (loss) available to common shareholders	$(0.02)	$1.34	NM

[1]	NM: The Hartford defines increases or decreases greater than or equity to 200% or changes from a net gain to a net loss position, or vice versa, as “NM” or “not meaningful.”

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
2011 FISCAL YEAR KEY DRIVER GUIDANCE

Commercial Markets

P&C Commercial
Combined Ratio[1]	95.5% – 96.5%*
Written Premium Growth	5.0% – 8.0%

Group Benefits
Loss Ratio	76.0% – 79.0%
Fully Insured Ongoing Premiums[2]	$3.9 – $4.1 Billion

[1]	Excludes catastrophes and prior year development

[2]	Guidance for fully insured ongoing premiums excludes buyout premiums and premium equivalents

Consumer Markets

Consumer Markets
Combined Ratio[3]	89.0% – 92.0%
Written Premium Growth	(5.5%) – (2.5%)

[3]	Excludes catastrophes and prior year development

Wealth Management
	Deposits	Net Flows	Core Earnings ROA[4]

Global Annuity	—	—	45 – 50 bps*

U.S. Fixed and Variable Annuity	$1.0 – $1.5 Billion*	($13.0) – ($12.0) Billion*	—

Retirement Plans	$9.5 – $10.0 Billion*	$1.0 – $1.5 Billion*	10 – 12 bps*

Mutual Funds[5]	$15.0 – $17.0 Billion*	$(5.0) – $(3.0) Billion*	9 – 11 bps*

Life Insurance
Sales	$210 – $260 Million
After-tax Margin, excl. DAC Unlocks[6]	12.0% – 15.0%

[4]	ROA outlooks exclude impact of DAC unlocks

[5]	Mutual Fund Deposits and Net Flows guidance excludes proprietary mutual funds

[6]	Guidance on after-tax margin is core earnings divided by total core revenue

*Reflects updated guidance metric

DISCUSSION OF NON-GAAP FINANCIAL MEASURES
The Hartford uses non-GAAP financial measures in this press release to assist investors in analyzing the company’s operating performance for the periods presented herein. Because The Hartford’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing The Hartford’s non-GAAP financial measures to those of other companies. Definitions and calculations of other financial measures used in this press release can be found in The Hartford’s Investor Financial Supplement for the third quarter of 2011, which is available on The Hartford’s website, www.ir.thehartford.com.
Book value per diluted common share excluding accumulated other comprehensive income (“AOCI”): Book value per diluted common share excluding AOCI is a non-GAAP financial measure based on a GAAP financial measure. It is calculated by dividing (a) common stockholders’ equity excluding AOCI, net of tax, by (b) diluted common shares outstanding. The Hartford provides book value per diluted common share excluding AOCI to enable investors to analyze the company’s shareholders’ equity excluding the effect of changes in the value of the company’s investment portfolio and other assets due to interest rates, currency and other factors. The Hartford believes book value per diluted common share excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in market value. Shareholders’ equity per diluted common share is the most directly comparable GAAP measure. A reconciliation of shareholders’ equity per diluted common share to book value per diluted common share excluding AOCI as of September 30, 2011 and September 30, 2010, is set forth below.

	THREE MONTHS ENDED
	Sept. 30,	Sept. 30,
	2011	2010	Change

Shareholders’ equity per diluted common share, including AOCI	$46.72	$42.11	11%
Less: Per share impact of AOCI	2.18	0.39	NM

Book value per diluted common share, excluding AOCI	$44.54	$41.72	7%

Combined ratio before catastrophes and prior accident year development: Combined ratio before catastrophes and prior accident year development is a non-GAAP financial measure. Combined ratio is the most directly comparable GAAP measure. The combined ratio is the sum of the loss and loss adjustment expense ratio, the expense ratio and the policyholder dividend ratio. This ratio measures the cost of losses and expenses for every $100 of earned premiums. A combined ratio below 100% demonstrates a positive underwriting result. A combined ratio above 100% indicates a negative underwriting result. The combined ratio before catastrophes and prior accident year development represents the combined ratio for the current accident year, excluding the impact of catastrophes. The company believes this ratio is an important measure of the trend in profitability since it removes the impact of volatile and unpredictable catastrophe losses and prior accident year loss development. A reconciliation of the combined ratio to the combined ratio before catastrophes and prior year development is provided in the table below.

	THREE MONTHS
	ENDED
	Sept. 30, 2011	Sept. 30, 2010
P&C Commercial
Combined ratio	104.8%	84.9%
Less: Prior year reserve development	(0.6)	(8.2)
Less: Current year catastrophe losses	6.0	0.9

Combined ratio before prior year development & catastrophes	99.4%	92.2%

Consumer Markets
Combined ratio	106.8%	94.1%
Less: Prior year reserve development	(1.0)	(3.5)
Less: Current year catastrophe losses	12.2	4.3

Combined ratio before prior year development & catastrophes	95.6%	93.3%
Core Earnings: The Hartford uses the non-GAAP financial measure core earnings as a measure of the company’s operating performance. The Hartford believes that the measure core earnings provides investors with a measure of the performance of the company’s ongoing businesses because it reveals trends in the company’s insurance and financial services businesses before the net effect of certain realized capital gains and losses and discontinued operations. Some realized capital gains and losses are primarily driven by investment decisions and external economic developments, the nature and timing of which are unrelated to the insurance and underwriting activities of the company’s business.
Accordingly, core earnings excludes the effect of all realized gains and losses (net of tax and the effects of deferred policy acquisition costs) that tend to be highly variable from period to period based on capital market conditions. The Hartford believes, however, that some realized capital gains and losses are integrally related to the company’s insurance operations, so core earnings includes certain net realized gains and losses such as net periodic settlements on credit derivatives and net periodic settlements on the Japan fixed annuity cross currency swap. These net realized gains and losses are directly related to an offsetting item included in the statement of operations such as net investment income (loss). Net income is the most directly comparable GAAP measure. Core earnings should not be considered as a substitute for net income and does not reflect the overall profitability of the company’s business. Therefore, The Hartford believes that it is useful for investors to evaluate both net income and core earnings when reviewing the company’s performance. A reconciliation of core earnings to net income as of September 30, 2011 and September 30, 2010, is included in this press release.

Core earnings available to common shareholders per diluted share: Core earnings available to common shareholders per diluted share is calculated based on the non-GAAP financial measure core earnings. The Hartford believes that the measure core earnings per diluted common share provides investors with a valuable measure of the company’s operating performance for many of the same reasons applicable to its underlying measure, core earnings. Net income per diluted common share is the most directly comparable GAAP measure. Core earnings available to common shareholders per diluted share should not be considered as a substitute for net income per diluted common share and does not reflect the overall profitability of the company’s business.
Therefore, The Hartford believes that it is useful for investors to evaluate both net income per diluted common share and core earnings available to common shareholders per diluted share when reviewing the company’s performance. A reconciliation of core earnings available to common shareholders per diluted share to net income per diluted common share as of September 30, 2011 and September 30, 2010 is included in this press release under the heading “The Hartford Financial Services Group, Inc. Results By Segment.”
Core earnings return on assets (ROA), excluding DAC unlock: Core earnings ROA, excluding DAC unlock, is a non-GAAP financial measure that the company uses for certain segments in its Wealth Management Division to evaluate, and believes is an important measure of, operating performance. Core earnings ROA, excluding DAC unlock, excludes (i) the net realized gains (losses), net of tax and DAC, excluded from core earnings, (ii) the effect of discontinued operations; and (iii) the effect of the DAC unlock on ROA. ROA is the most directly comparable U.S. GAAP measure. The Hartford believes that core earnings ROA, excluding DAC unlock provides investors with a measure of the performance of the company’s on-going businesses because it reveals trends in businesses that may be obscured by the effect of including net realized gains (losses), net of tax and DAC, excluded from core earnings, the effect of including discontinued operations and the effect of including the unlock. Some realized capital gains and losses are primarily driven by investment decisions and external economic developments, the nature and timing of which are unrelated to insurance aspects of the company’s business. Management believes, however, that some realized capital gains and losses are integrally related to the company’s insurance operations, and core earnings ROA, excluding DAC unlock should not be considered a substitute for ROA and does not reflect the overall profitability of the company’s businesses. Therefore, the company believes it is important for investors to evaluate, core earnings ROA, excluding unlock and ROA when reviewing the company’s performance. The 2011 fiscal year key driver guidance presented in this release includes core earnings ROA, excluding DAC unlock. A quantitative reconciliation of The Hartford’s core earnings ROA, excluding DAC unlock, to ROA is not calculable on a forward-looking basis because it is not possible to provide a reliable forecast of realized capital gains and losses and DAC Unlocks, which typically vary substantially from period to period.

Underwriting results: The Hartford’s management evaluates profitability of the P&C Commercial and Consumer Markets segments primarily on the basis of underwriting results. Underwriting results is a before-tax measure that represents earned premiums less incurred losses, loss adjustment expenses and underwriting expenses. Net income (loss) is the most directly comparable GAAP measure. Underwriting results are influenced significantly by earned premium growth and the adequacy of The Hartford’s pricing. Underwriting profitability over time is also greatly influenced by The Hartford’s underwriting discipline, as management strives to manage exposure to loss through favorable risk selection and diversification, effective management of claims, use of reinsurance and its ability to manage its expenses. The Hartford believes that the measure underwriting results provides investors with a valuable measure of before-tax profitability derived from underwriting activities, which are managed separately from the company’s investing activities. A reconciliation of underwriting results to net income (loss) as of September 30, 2011, and September 30, 2010, is set forth below.

	THREE MONTHS ENDED
	Sept. 30,	Sept. 30,
	2011	2010
	($ in millions)
P&C Commercial
Net income	$52	$306
Less: Income (loss) from discontinued operations, after tax	(2)	7
Less: Net realized capital gains (Losses) after tax	(32)	5
Less: Income tax expense	(19)	(121)
Less: Other expenses	(37)	(29)
Less: Net investment income	217	226

Underwriting results	$(75)	$218

Consumer Markets
Net income (loss)	$(16)	$70
Less: Net realized capital gains (losses) after tax	(6)	1
Less: Income tax benefit (expense)	11	(28)
Less: Other expenses	(4)	(7)
Less: Net investment income	46	46

Underwriting results	$(63)	$58

SAFE HARBOR STATEMENT
Some of the statements in this release should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects” and similar references to the future. Examples of forward-looking statements include, but are not limited to, statements the company makes regarding future results of operations. The Hartford cautions investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include: challenges related to the company’s current operating environment, including continuing uncertainty about the strength and speed of the recovery in the United States and other key economies and the impact of governmental stimulus and austerity initiatives, sovereign credit concerns, including the potential consequences associated with downgrades to the credit ratings of debt issued by the United States government, and other developments on financial, commodity and credit markets and consumer spending and investment; the success of initiatives relating to the realignment of The Hartford’s business in 2010 and plans to improve the profitability and long-term growth prospects of its key divisions, including through acquisitions or divestitures, and the impact of regulatory or other constraints on the company’s ability to complete these initiatives and deploy capital among businesses as and when planned; market risks associated with business, including changes in interest rates, credit spreads, equity prices, foreign exchange rates, and implied volatility levels, as well as continuing uncertainty in key sectors such as the global real estate market; volatility in earnings resulting from adjustment of risk management program to emphasize protection of statutory surplus and cash flows; the impact on statutory capital of various factors, including many that are outside the company’s control, which can in turn affect the company’s and its subsidiaries’ credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of its business and results; risks to the company’s business, financial position, prospects and results associated with negative rating actions or downgrades in the company’s financial strength and credit ratings or negative rating actions or downgrades relating to its investments; the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the valuation of the company’s financial instruments that could result in changes to investment valuations; the subjective determinations that underlie the company’s evaluation of other-than-temporary impairments on available-for-sale securities; losses due to nonperformance or defaults by others; the potential for further acceleration of deferred policy acquisition cost amortization; the potential for further impairments of goodwill or the potential for changes in valuation allowances against deferred tax assets; the possible occurrence of terrorist attacks and the company’s ability to contain its exposure, including the effect of the absence or insufficiency of applicable terrorism legislation on coverage; the difficulty in predicting the company’s potential exposure for asbestos and environmental claims; the possibility of a pandemic, earthquake, or other natural or man-made disaster that may adversely affect the company’s businesses and cost and availability of reinsurance; weather and other natural physical events, including the severity and frequency of storms, hail, winter storms, hurricanes and tropical storms, as well as climate change and its potential impact on weather patterns; the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect the company against losses; the possibility of unfavorable loss development; actions by competitors, many of which are larger or have greater financial resources than the company; the restrictions, oversight, costs and other consequences of being a savings and loan holding company, including from the supervision, regulation and examination by The Federal Reserve as the company’s regulator and the Office of the Controller of the Currency as regulator of Federal Trust Bank; the cost and other effects of increased regulation as a result of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which will, among other effects, vest a newly created Financial Services Oversight Council with the power to designate “systemically important” institutions, require central clearing of, and/or impose new margin and capital requirements on, derivatives transactions, and may affect the company’s ability as a savings and loan holding company to manage its general account by limiting or eliminating investments in certain private equity and hedge funds; the potential effect of other domestic and foreign regulatory developments, including those that could adversely impact the demand for the company’s products, operating costs and required capital levels, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products or changes in U.S. federal or other tax laws that affect the relative attractiveness of our investment products; the company’s ability to distribute its products through distribution channels, both current and future; the uncertain effects of emerging claim and coverage issues; regulatory limitations on the ability of the company and certain of its subsidiaries to declare and pay dividends; the company’s ability to effectively price its property and casualty policies, including its ability to obtain regulatory consents to pricing actions or to non-renewal or withdrawal of certain product lines; the company’s ability to maintain the availability of its systems and safeguard the security of its data in the event of a disaster or other unanticipated events; the risk that the company’s framework for managing business risks may not be effective in mitigating material risk and loss; the potential for difficulties arising from outsourcing relationships; the impact of potential changes in federal or state tax laws, including changes affecting the availability of the separate account dividends received deduction; the impact of potential changes in accounting principles and related financial reporting requirements; the company’s ability to protect its intellectual property and defend against claims of infringement; unfavorable judicial or legislative developments; and other factors described in The Hartford’s Quarterly Reports on Form 10-Q, the 2010 Annual Report on Form 10-K and other filings The Hartford makes with the Securities and Exchange Commission.
Any forward-looking statement made by the company in this release speaks only as of the date of this release. Factors or events that could cause the company’s actual results to differ may emerge from time to time, and it is not possible for the company to predict all of them. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.
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